THE HYPERION TOTAL RETURN FUND, INC.
  One Liberty Plaza o New York, New York 10006-1404

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


January 27, 1999 To the Stockholders:

         The Annual Meeting of Stockholders of The Hyperion Total Return Fund, Inc. (the "Fund") will be held at The Millenium Hilton, 55 Church Street (next to the World Trade Center), New York, New York 10007, on Tuesday, April 20, 1999, at 9:45 a.m., for the following purposes:

                  1. To elect directors (Proposal 1).

                  2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the fiscal year ending November 30, 1999 (Proposal 2).

                  3. To transact any other business that may properly come before the meeting.

         The close of business on January 22, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


By Order of the Board of Directors,



Patricia A. Sloan

Secretary

        WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO
ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.



        Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and eliminate the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

         1.  Individual  Accounts.   Sign  your  name
exactly as it appears in the registration on the proxy card.

         2.   Joint   Accounts.   Either   party  may
sign,  but  the  name  of the  party  signing  should
conform   exactly   to   the   name   shown   in  the
registration.

         3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                    Valid Signature

Corporate Accounts
         (1)  ABC Corp.                         ABC Corp.
         (2)  ABC Corp.                         John Doe, Treasurer
         (3)  ABC Corp.
c/o John Doe, Treasurer                         John Doe
         (4)  ABC Corp. Profit Sharing Plan     John Doe, Trustee
Trust Accounts
         (1)  ABC Trust                         John B. Doe, Trustee
         (2)  Jane B. Doe, Trustee
              u/t/d 12/28/78                    Jane B. Doe
Custodial or Estate Accounts
         (1)  John B. Smith, Cust.
              f/b/o John B. Smith, Jr.
              UGMA                              John B. Smith
         (2)  John B. Smith                     John B. Smith, Jr., Executor




        THE HYPERION TOTAL RETURN FUND, INC.
  One Liberty Plaza o New York, New York 10006-1404

                   PROXY STATEMENT

         This proxy statement is furnished in connection with a solicitation by the Board of Directors of The Hyperion Total Return Fund, Inc. (the "Fund") of proxies to be used at the Annual Meeting of Stockholders of the Fund to be held at The Millenium Hilton, 55 Church Street (next to the World Trade Center), New York, New York 10007, at 9:45 a.m. on Tuesday, April 20, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about January 27, 1999. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the re-election of the three nominees for Class III director and for the election of Mr. Andrew M. Carter and Mr. Robert F. Birch as Class I directors, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the fiscal year ending November 30, 1999. The close of business on January 22, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 23,322,815 shares outstanding.

          PROPOSAL 1: ELECTION OF DIRECTORS

         The Fund's Articles of Incorporation provide that the Fund's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2000; Class II, 2001; and Class III, 1999. At each subsequent annual election, directors chosen to succeed those directors whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

         The terms of Lewis S. Ranieri, Leo M. Walsh, Jr. and Patricia A. Sloan, the members of Class III currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Messrs. Ranieri and Walsh and Ms. Sloan. The persons named in the accompanying form of proxy also intend to vote (unless directed not to so vote) for the election of Mr. Andrew M. Carter and Mr. Robert F. Birch to serve as Class I directors until the 2000 Annual Meeting of Stockholders. On July 21, 1998, the Board of Directors elected Mr. Carter to fill the vacancy created by the resignation of Garth Marston, who resigned on June 10, 1998. On December 8, 1998, the Board elected Mr. Robert F. Birch as a Class I Director to fill a newly created director position. The elections of Messrs. Carter and Birch are subject to shareholder approval. Each nominee has indicated that he or she will serve if elected, but if any nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

         As described above, there are three nominees for re-election and two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the nominees currently proposed to serve on the Board of Directors.

         The following table provides information concerning each of the eight members and nominees of the Board of Directors of the Fund:



                                                                                                                   Shares of Common
                                                                                                                        Stock
                                                                                                                    Beneficially
                                                                                                                 Owned Directly or
                                                                                                                   Indirectly, on
Name and Office            Principal Occupation During Past Five Years,                               Director      November 30,
with the Fund                      Other Directorships and Age                                        Since            1998(**)

Class III Nominees to serve until 2002 Annual Meeting of Stockholders:
    Lewis S. Ranieri*
        Director           Chairman  and Chief  Executive  Officer  of Ranieri & Co.,  Inc.  (since
                           1988);  in addition,  President of LSR Hyperion Corp., a general partner of the  limited  partnership  that is the  general  partner of  Hyperion
                           Partners L.P.  ("Hyperion  Partners")  (since  1988).  Director and Vice
                           Chairman  of the  Board of  Hyperion  Capital  Management,  Inc.  (since
                           December 1998);  Director and Chairman of the Board of Hyperion  Capital
                           Management,   Inc.   (1989-November   1998);   Chairman   of  the  Board
                           (1989-December  1998) and/or Director (since 1989) of several investment companies  advised  by  Hyperion  Capital  Management,  Inc.  or by  its
                           affiliates;  Director of Lend Lease Hyperion Mortgage  Opportunity Fund,
                           Inc.  (formerly  Equitable  Real Estate  Hyperion  Mortgage  Opportunity
                           Fund,  Inc.) and Lend  Lease  Hyperion  High Yield  Commercial  Mortgage
                           Fund,  Inc.   (formerly   Equitable  Real  Estate  Hyperion  High  Yield
                           Commercial  Mortgage Fund, Inc.) (since 1995);  Director and Chairman of
                           Bank United Corp.,  and Director of Bank United;  Director and President
                           of  Hyperion  Funding  1993 Corp.,  the  general  partner of the limited partnership that is the general  partnership that is the general partner of Hyperion  1993 Fund L.P.;  and also Chairman and President of various other  direct and  indirect  subsidiaries  of Hyperion  Partners  (since
                           1989).  Formerly Vice Chairman of Salomon Brothers Inc (until 1987).
                           Age 52                                                                        June 1989              -

Leo M. Walsh, Jr.
  Director, Chairman of    Director  and/or  Trustee  of  several  investment  companies  advised by
   the Audit Committee     Hyperion Capital  Management,  Inc. or by its affiliates  (1989-Present).
                           Financial Consultant for Merck-Medco Managed Care L.L.C.  (formerly Medco
                           Containment  Services  Inc.)  (1994-Present);  Director of Equitable Real
                           Estate  Hyperion  Mortgage  Opportunity  Fund,  Inc. and  Equitable  Real
                           Estate Hyperion High Yield  Commercial  Mortgage Fund, Inc.  (1995-1997);
                           Financial  Consultant for Synetic Inc., a manufacturer  of porous plastic materials  for  health  care uses  (1989-1994).  Formerly  President,  WW
                           Acquisition  Corp.  (1989-1990);  Senior  Executive  Vice  President  and
                           Chief  Operating  Officer of The Equitable Life Assurance  Society of the
                           United States ("The  Equitable")  (1986-1988);  Director of The Equitable
                           and Chairman of Equitable Investment  Corporation,  a holding company for
                           The Equitable's  investment oriented subsidiaries  (1983-1988);  Chairman
                           and  Chief  Executive  Officer  of   EQUICOR-Equitable   HCA  Corporation
                           (1987-1988).
                           Age 66                                                                        June 1989            1,500






                                                                                                                  Shares of Common
                                                                                                                       Stock
                                                                                                                   Beneficially
                                                                                                                 Owned Directly or
                                                                                                                  Indirectly, on
Name and Office            Principal Occupation During Past Five Years,                             Director       November 30,
with the Fund                    Other Directorships and Age                                        Since             1998(**)

Patricia A. Sloan*
   Director, Secretary     Managing  Director  of Ranieri & Co.,  Inc.  (1988-Present).  Secretary,
                           Director  and/or  Trustee of  several  investment  companies  advised by
                           Hyperion Capital Management,  Inc. or by its affiliates  (1989-Present).
                           Director of Bank United Corp.,  the parent of Bank United (formerly Bank
                           United  of  Texas  FSB)   (1988-Present).   Formerly   Director  of  the
                           Financial Institutions Group of Salomon Brothers Inc (1972-1988).
                           Age 55                                                                       April 1994             300

Class I Nominees to serve until 2000 Annual Meeting of Stockholders:

Andrew M. Carter*
 Director, Chairman of    Chairman  and Chief  Executive  Officer of Hyperion  Capital  Management,
       the Board          Inc. (November  1998-Present).  Vice Chairman of The China Business Group
                          (1996-Present),  and presently officer of four charitable boards: The New
                          England  Conservatory,  The Loomis Chaffee  School,  The William E. Simon
                          Graduate  School  of  Business   Administration   at  the  University  of
                          Rochester,  and  The Big  Brother  Association  of  Boston.  Director  of
                          several  investment  companies  advised by Hyperion  Capital  Management,
                          Inc.  (July  1998-Present).  Formerly  President and Founding  Principal,
                          Andrew  M.  Carter  &  Company  (1994-1998);  Director  and  Senior  Vice
                          President,  Jennison  Associates  Capital  Corp.  (1975-1993);   Founder,
                          Standard &  Poor's/Carter,  Doyle  (1972-1975);  Vice President,  Head of
                          Fixed Income Group,  Wellington  Management Co. (1968-1972);  and Manager
                          of the Harvard  Endowment  bond  portfolio,  Harvard  Treasurer's  Office
                          (1964-1968).
                          Age 58                                                                        July 1998 #             -

Robert F. Birch
Director, Member of the   Chairman  and  President,  New America  High Income Fund  (1992-Present).
    Audit Committee       Director and Strategic  Planning  Consultant,  Dewe  Rogerson,  Inc. Ltd.
                          (1994-1998).  Chairman of the Board and  Co-Founder,  The China  Business
                          Group,  Inc.  (1996-Present).  Formerly,  Chairman  and  Chief  Executive
                          Officer, Memtek Corporation (1990-1991);  Associated with Finn Wishengrad
                          Warnke  &  Gayton,  a  consulting  firm   specializing  in  work-outs  of
                          financially  distressed  companies   (1988-1989);   President  and  Chief
                          Executive Officer, Gardner and Preston Moss, Inc. (1969-1987).
                          Age 62                                                                       December 1998            -



                                                                                                                  Shares of Common
                                                                                                                       Stock
                                                                                                                     Beneficially
                                                                                                                  Owned Directly or
                                                                                                                    Indirectly, on
Name and Office           Principal Occupation During Past Five Years,                                Director      November 30,
with the Fund                   Other Directorships and Age                                           Since             1998(**)

Class I Director to serve until 2000 Annual Meeting of Stockholders:
Kenneth C.  Weiss*
Director                  Director  and/or  Trustee  of  several  investment  companies  advised by
                          Hyperion Capital Management,  Inc. or by its affiliate (1992-Present) and
                          former  President  and  Chief  Executive   Officer  of  Hyperion  Capital
                          Management,  Inc. (February  1992-December  1998). Former Chairman of the
                          Board,  and/or  officer  of  several  investment   companies  advised  by
                          Hyperion  Capital  Management,   Inc.  or  by  its  affiliates  (February
                          1992-December  1998).  Director  and  President  of Lend  Lease  Hyperion
                          Mortgage  Opportunity  Fund,  Inc.  and Lend  Lease  Hyperion  High Yield
                          Commercial   Mortgage   Fund,   Inc.   and   their   Investment   Advisor
                          (1995-December  1998).Formerly  Director of First Boston Asset Management
                          (1988-February  1992).  Director of The First Boston  Corporation  (until
                          1988).
                          Age 46                                                                        April 1994            4,786

Class II Directors to serve until 2001 Annual Meeting of Stockholders:

Rodman L. Drake
Director, Member of the   Chief Operating Officer,  Continuation  Investments N.V.  (1997-Present).
    Audit Committee       Director  and/or  Trustee  of  several  investment  companies  advised by
                          Hyperion Capital Management, Inc. (1989-Present).  Formerly,  Co-Chairman
                          of KMR Power Corporation   (1993-1997); President, Mandrake Group (1993-1997); Managing Director and
                          Chief Executive Officer of Cresap (1980-1990). Trustee of Excelsior Funds (1994-Present).  Director,
                          Parsons Brinckerhoff, Inc. (1995-Present) and Parsons Brinckerhoff Energy
                          Systems, Inc. (1995-Present), and Latin American Growth Fund Inc.
                          (1994-Present).
                          Age 56                                                                         July 1989             205

 Harry E. Petersen, Jr.
Director, Member of the   Director  and/or  Trustee  of  several  investment  companies  advised by
    Audit Committee       Hyperion Capital  Management,  Inc. or by its affiliates  (1992-Present).
                          Senior  Advisor to  Cornerstone  Equity  Advisors,  Inc.  (1998-Present).
                          Formerly,  Senior Advisor to Potomac Babson Inc.  (1995-1998).  Formerly,
                          Director of Equitable    Real Estate Hyperion Mortgage Opportunity Fund, Inc. and Equitable Real Estate
                          Hyperion High Yield Commercial Mortgage Fund, Inc. (1995-1997); Director
                          of Lexington Corporate Properties, Inc. (1993-1997); Consultant to
                          Advisers Capital Management, Inc. (1992-1995); Consultant on public and private pension funds (1991-1993);  President of Lepercq Realty Advisors
                          (1988-1990).  Member of Advisory Council of Polytechnic University.
                          Age 74                                                                         Oct. 1993             200



* Interested persons as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of affiliations with Hyperion Capital Management, Inc., the Fund's Investment Advisor. ** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Trust. # On July 21, 1998, the Board of Directors elected Mr. Carter to fill the vacancy created by the resignation of Garth Marston, who resigned on June 10, 1998.


         Officers of the Fund. The officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected six officers of the Fund. Except where dates of service are noted, all officers listed below served as such throughout the 1998 fiscal year. The following sets forth information concerning each officer of the Fund who served during all or part of the last fiscal year of the Fund:


Name and
Principal Occupation                                              Office             Age         Officer Since

Andrew M. Carter                                                 Chairman            58         December 1998
See information under "ELECTION OF DIRECTORS."

                                                                Senior Vice                 February 1992- December
Kenneth C. Weiss                                                 President           46              1998
See information under "ELECTION OF DIRECTORS."

Clifford E. Lai                                                 President            44         April 1993

President  (Since November 1998) and Chief Investment  Officer,  Hyperion Capital
Management,   Inc.   (March 1993-Present).   President   of  several   investment
companies  advised by Hyperion  Capital  Management,  Inc.  or by its  affiliates
(1993-Present).  Formerly Managing  Director and Chief Investment  Strategist for
Fixed Income, First Boston Asset Management (1989-1993);  Vice President,  Morgan
Stanley & Co. (1987-1989).

Patricia A. Botta                                               Vice President       41         March 1997
Director of Hyperion Capital Management,  Inc. (1989-Present).  Formerly with the
Davco Group (1988-1989) and with Salomon Brothers Inc (1986-1988).

John H. Dolan                                                    Vice President      45         March 1998
Chief  Investment  Strategist  of  Hyperion  Capital  Management  (1998-Present).
Formerly,  Managing Director at Bankers Trust  (1995-1997);  Managing Director of
Salomon  Brothers  (1987-1995);  Manager of  mortgage-backed  securities  desk at
Citibank (1979-1987).

Patricia A. Sloan                                                Secretary           55           July 1989
Managing  Director of Ranieri & Co., Inc.  (1988-Present);  See information under
"ELECTION OF DIRECTORS."


Thomas F. Doodian                                                Treasurer           40         February 1998
Chief Operating Officer,  Hyperion Capital Management,  Inc. (July 1995-Present).
Treasurer  of  several   investment   companies   advised  by  Hyperion  Capital
Management,  Inc. (February 1998-Present).  Formerly, Vice President in Mortgage
Backed  Trading  at  Mabon  Securities  Corporation  (1994-1995);  fixed  income analyst, trader, and Vice President and Controller at Credit Suisse First Boston
(1984-1994).





Security Ownership of Certain Beneficial Owners at November 30, 1998

------------------ --------------------------------------------------- -------------------------- ------------------ -------------
                   Name and                                            Amount and
                   Address of                                          Nature of                  Percent
Title of           Beneficial                                          Beneficial                 of
Class              Owner                                               Ownership                  Class              Source
------------------ --------------------------------------------------- -------------------------- ------------------ --------------
Common             NONE
Stock
------------------ --------------------------------------------------- -------------------------- ------------------ --------------


         At November 30, 1998, directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund. No person, to the knowledge of management, owned beneficially more than 5% of the Fund's outstanding shares at that date. The business address of the Fund and its officers and directors is One Liberty Plaza, New York, New York 10006-1404.

         Interested Persons. Mr. Ranieri serves as a Director and Vice Chairman of the Board of the Advisor. Mr. Carter serves as the Chairman and Chief Executive Officer of the Advisor. Mr. Weiss formerly served as a Director, President and Chief Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Fund considers Messrs. Ranieri, Carter, Weiss and Ms. Sloan to be "interested persons" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

         Committees and Board of Directors' Meetings. The Fund has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Birch, and Petersen, all of whom are members of the Board of Directors and are currently non-interested persons of the Fund. Mr. Carter resigned from the Audit Committee on November 20, 1998. The principal functions of the Fund's Audit Committee are to recommend to the Board the appointment of the Fund's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. During the last fiscal year of the Fund, the full Board of Directors met five times, and the Audit Committee met one time. All of the members of the Audit Committee attended the Audit Committee meeting, and all of the Directors attended at least 75% of the Board meetings. The Fund has no nominating, compensation or similar committees.

         Compensation of Directors and Executive Officers. No remuneration was paid by the Fund to persons who, at the time, were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Fund. Each director of the Fund, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $7,500 per year plus $1,000 for each Board of Directors' meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a directors' meeting.

                    Directors' Compensation Table
             For The Twelve Month Period Ended 11/30/98

                                                                          Directors'         Total Directors' Compensation
                                                                          Compensation     from the Fund and the Fund Complex
                                                                         from the Fund
  Andrew M. Carter**...................................................      $2,875                     $11,500
  Rodman L. Drake......................................................     $11,500                     $46,000
  Garth Marston*.......................................................      $8,625                     $34,500
  Harry E. Petersen, Jr................................................     $11,500                     $46,000
  Leo M. Walsh, Jr. ...................................................     $11,500                     $46,000
                                                                            $46,000                     $184,000

*Mr. Marston resigned as Director of the Fund on June 10, 1998, and currently serves as a Director Emeritus. Pursuant to the Director Emeritus Plan adopted by the Board of Directors, a Director Emeritus receives compensation from the Fund at a rate equal to one-half of the compensation paid to directors. ** Compensation represents that paid to Mr. Carter as a disinterested director prior to his change in status as an interested director on November 20, 1998. No compensation was paid by the Fund or Fund complex subsequent to the change in status.

Required Vote

         Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Fund present or represented by proxy at the Annual Meeting.


      PROPOSAL 2: RATIFICATION OR REJECTION OF
        SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Fund will consider, and it is expected that they will recommend, the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending November 30, 1999, at a meeting scheduled to be held on March 9, 1999. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Fund has been advised by PricewaterhouseCoopers LLP that at November 30, 1998, neither that firm nor any of its partners had any direct or material indirect financial interest in the Fund. A representative of PricewaterhouseCoopers LLP will be at the meeting to answer questions concerning the Fund's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

         The Board of Directors of the Fund has determined that it would be in the best interests of the Fund and its shareholders to appoint PricewaterhouseCoopers LLP to replace Deloitte & Touche as the accountants of the Fund. The Board's decision was based upon the breadth and scope of the accounting and auditing services that PricewaterhouseCoopers LLP would provide to the Fund.

Required Vote

         Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Fund present or represented by proxy at the Annual Meeting.

               ADDITIONAL INFORMATION

Investment Advisor

         The Fund has engaged Hyperion Capital Management, Inc., the Advisor, to provide professional investment management for the Fund pursuant to an Advisory Agreement dated August 4, 1989. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, New York, New York 10006-1404.

         The Advisor is a subsidiary of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion Partners"). The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis
S. Ranieri, a former Vice Chairman of Salomon Brothers Inc ("Salomon Brothers"), is a Vice Chairman of the Board of the Advisor and director of the Fund. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Fund. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Mr. Carter is the Chairman and Chief Executive Officer of the Advisor and Chairman of the Fund. Since January 1, 1990, Patricia A. Sloan, Secretary of the Fund, has been a special limited partner of Hyperion Ventures and, since July 1993, she has been a limited partner of Hyperion Partners. Mr. Lai, the President of the Fund and the Advisor, may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Ms. Botta and Mr. Dolan, Vice Presidents of the Fund, and Mr. Doodian, Treasurer of the Fund, are also employees of the Advisor. The business address of Hyperion Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

         The Advisor provides advisory services to several other registered investment companies and one offshore fund, all of which invest primarily in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Vice Chairman of the Advisor and Director of the Fund, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Clifford E. Lai, President and Chief Investment Officer of the Advisor and President of the Fund, was formerly Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

Investment Advisory Agreement

         On March 10, 1998 the Board of Directors of the Fund, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the "Disinterested Directors"), approved extension of the Advisory Agreement through March 31, 1999. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri, Weiss and Ms. Sloan were interested persons of the Fund. The Advisory Agreement was last submitted to a vote of the Stockholders of the Fund at the first Annual Meeting of the Stockholders of the Fund held on June 5, 1990. At that meeting, the Stockholders approved the continuance of the Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Fund (as provided in the 1940 Act); and, (2) the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Fund or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until March 31, 2000, at a meeting scheduled for March 9, 1999.

         Pursuant to the Advisory Agreement, the Fund has retained the Advisor to manage the investment of the Fund's assets and to provide, with the assistance of Pacholder Associates, Inc. (the "Sub-Advisor"), such investment research, advice and supervision, in conformity with the Fund's investment objective and policies, as may be necessary for the operations of the Fund.

         The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Fund shall pay to the Advisor a monthly fee for its services which is equal to .65% per annum of the Fund's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Fund, minus the sum of accrued liabilities (including accrued expenses) of the Fund and any declared but unpaid dividends on the Common Shares. Investment advisory fees paid by the Fund to the Advisor during the last fiscal year of the Fund amounted to $1,642,589, of which $81,952 was paid by the Advisor to the Sub-Advisor.

Sub-Advisor

         Hyperion Capital Management, Inc., the Advisor, has engaged the Sub-Advisor to provide sub-investment advisory services for investments in higher yielding, lower rated, or unrated fixed income securities of U.S. corporations ("High Yield Securities"). The Sub-Advisor, a registered investment adviser, is an Ohio corporation, organized in December, 1983, and currently manages in excess of $400 million in corporate high yield and $300 million of other rated and non-rated debt and equity securities. The business address of the Sub-Advisor and its officers and directors is 8044 Montgomery Road, Suite 382, Cincinnati, Ohio 45236.

         The overall  portfolio  management  strategy
undertaken by the  Sub-Advisor  on behalf of the Fund
is  mutually   determined  by  the  Advisor  and  the
Sub-Advisor.   The   execution   of  the   management
strategy is conducted  under the general  supervision
and  direction of William J. Morgan.  Mr.  Morgan,  a
founder  of  the  Sub-Advisor,  is  President  of the
Sub-Advisor.   Prior   to  that   time,   he  was  an
Investment  Analyst of Union  Central Life  Insurance
Company.    Anthony   L.   Longi,    Jr.   has   been
responsible  for  the  day-to-day  management  of the
Fund's   High  Yield   Securities   portfolio   since
November   1994.  Mr.  Longi  is  an  Executive  Vice
President and Fixed-Income  Portfolio  Manager of the
Sub-Advisor,   where  he  has  been  employed   since
1987.  He  has  had  numerous  positions  within  the
firm,  including  high  yield  and  investment  grade
fixed-income  analyst,  special  situations  analyst,
trader  and  research   coordinator.   Dr.  Asher  O.
Pacholder,  Chairman  of the  Sub-Advisor,  owns more
than 50% of the  shares  of the  Sub-Advisor  and Mr.
Morgan  owns  more than 20% of the  shares.  Both Dr.
Pacholder   and  Mr.  Morgan  are  directors  of  the
Sub-Advisor. No officer, director or employee of the Sub-Advisor is an officer, director or nominee for election as a director of the Fund.

         Although the Sub-Advisor will make all decisions with respect to the Fund's investments in High Yield Securities on behalf of the Advisor, the amount of the Fund's assets allocated to these investments will be determined by the Advisor.


Sub-Advisory Agreement

         On March 10, 1998 the Board of Directors of the Fund, including a majority of the Disinterested Directors, approved extension of the Sub-Advisory Agreement through March 31, 1999. No director of the Fund owned any securities of, or had any other material direct or indirect interest, in the Sub-Advisor or any person controlling, controlled by or under common control with the Sub-Advisor on the date of the Disinterested Directors' approval of the extension of the Sub-Advisory Agreement. The Sub-Advisory Agreement was last submitted to a vote of the Stockholders of the Fund at the first Annual Meeting of the Stockholders of the Fund held on June 5, 1990. At that meeting the Stockholders approved the Sub-Advisory Agreement, which contains the same provisions with respect to continuation and termination as does the Advisory
Agreement, except that the Sub-Advisory Agreement may not be assigned without the consent of the other party thereto. The Board of Directors will consider continuance of the Sub-Advisory Agreement until March 31, 2000 at a meeting scheduled for March 9, 1999.

         The Sub-Advisory Agreement provides, among other things, that the Sub-Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Sub-Advisory Agreement. The Sub-Advisory Agreement provides that the Advisor shall pay to the Sub-Advisor a monthly fee for the Sub-Advisor's services which is equal to .35% per annum of the portion of the Fund's average weekly net assets that is invested in High Yield Securities (which shall be equal to the average weekly value of the total assets invested in High Yield Securities, minus the sum of accrued liabilities (including accrued expenses) directly related thereto and a pro rata percentage of any declared but unpaid dividends on the Common Shares and a pro rata percentage of accrued liabilities related to the Fund in general). The Advisor has paid and intends to continue to pay the Sub-Advisor's fee out of the fee that the Advisor will receive from the Fund. Investment advisory fees paid by the Advisor to the Sub-Advisor during the last fiscal year of the Fund amounted to $81,952.

Administration Agreement

         The Fund has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the "Administrator"). The Administrator performs administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Fund with administrative office facilities. For these services, the Fund pays a fee monthly at an annual rate of 0.20% of its average weekly assets. For the twelve month period ended November 30, 1998, the Administrator earned $505,568 in administration fees. In addition, the Administrator has entered into Administration Agreements with the other investment companies listed below, with the following fee structure: a monthly fee at an annual rate of 0.17% of the first $100 million of the Fund's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million.

Investment Companies Managed by Hyperion Capital
Management, Inc.

         In addition to acting as advisor to the Fund, Hyperion Capital Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.

                                                       Investment Advisory Fee             Approximate Net Assets at
                                                                                               November 30, 1998
                                                                                                 (in Millions)
Hyperion 2002 Term Trust, Inc.                   0.50% of the Trust's average weekly                $279,886
                                                 net assets
Hyperion 1999 Term Trust, Inc.                   0.50% of the Trust's average weekly                $453,234
                                                 net assets
Hyperion 2005 Investment Grade Opportunity Term  0.65% of the Trust's average weekly                $167,340
Trust, Inc.                                      net assets


Brokerage Commissions

         Because it buys its portfolio securities in dealer markets, the Fund did not pay any brokerage commissions on its securities purchases during its last fiscal year. The Fund paid an aggregate of $3,825 in futures commissions during the last fiscal year, all of which were paid to entities that are not affiliated with the Fund or the Advisor.

         The Advisor and the Sub-Advisor have discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and the Sub-Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement and the Sub-Advisory Agreement provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor and the Sub-Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Fund, the Advisor and the Sub-Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

         In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor and the Sub-Advisor are authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934). The Advisor and the Sub-Advisor are also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor and the Sub-Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor or the Sub-Advisor exercise investment discretion. Research services furnished by brokers through whom the Fund effects securities transactions may be used by the Advisor and the Sub-Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor or the Sub-Advisor, and not all such services may be used by the Advisor or the Sub-Advisor in connection with the Fund.

Compliance With Section 16 Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's officers and directors and persons who own more than ten percent of a registered class of the Fund's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by the Fund and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Fund believes that during the fiscal year ended November 30, 1998, all filing requirements applicable to the Fund's officers, directors, and greater than ten-percent beneficial owners were complied with.


                   OTHER BUSINESS

         The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.



      PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

         All proposals by stockholders of the Fund that are intended to be presented at the Fund's next Annual Meeting of Stockholders to be held in 2000 must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than September 27, 1999.

           EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Fund, Hyperion Capital Management, Inc., or Corporate Investors
Communications, Inc., paid solicitors for the Fund, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Fund's agreement with Corporate Investor Communications, Inc.
provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

January 27, 1999



        THE HYPERION TOTAL RETURN FUND, INC.
     PROXY SOLICITED ON BEHALF OF THE DIRECTORS

         The   undersigned   hereby  appoints  Lewis
S.Ranieri,  Clifford E. Lai, and Patricia A.Sloan,
and  each of them,  attorneys  and  proxies  for the
undersigned,  with full  power of  substitution  and
revocation  to  represent  the  undersigned  and  to
vote on  behalf  of the  undersigned  all  shares of
The Hyperion  Total Return Fund,  Inc.  (the "Fund")
which the  undersigned  is  entitled  to vote at the
Annual  Meeting  of  Stockholders  of the Fund to be
held  at The  Millenium  Hilton,  55  Church  Street
(next to the World  Trade  Center),  New  York,  New
York   10007,   on   Tuesday,   April  20,  1999  at
9:45a.m.,  and at  any  adjournments  thereof.  The
undersigned  hereby  acknowledges   receipt  of  the
Notice of Meeting and  accompanying  Proxy Statement
and hereby  instructs  said attorneys and proxies to
vote  said  shares  as  indicated  hereon.  In their
discretion,  the  proxies  are  authorized  to  vote
upon  such  other  business  as  may  properly  come
before  the  Meeting.  A  majority  of  the  proxies
present  and  acting at the  Meeting in person or by
substitute  (or,  if only one  shall be so  present,
then that one)  shall have and may  exercise  all of
the power of authority  of said  proxies  hereunder.
The    undersigned    hereby   revokes   any   proxy
previously given.

         NOTE: Please sign exactly as your name appears on the Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.

         Date                                       , 1999


         Signature(s), (Title(s), if applicable)
         PLEASE SIGN, DATE, AND RETURN
         PROMPTLY IN THE ENCLOSED ENVELOPE


I  PLAN  DO NOT PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON
April 20, 1999




         Please  indicate  your vote by an "X" in the
appropriate  box  below.   This  Proxy,  if  properly
executed, will be voted in the manner directed by the stockholder. If no direction is made, this Proxy will be voted FOR election of the nominees as Directors in Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

1.       ELECTION OF DIRECTORS:    FOR all nominees listed (except
                                   as marked to the contrary below)
                                   WITHHOLD authority to vote for all nominees

                                             Class III:
                                               Lewis S. Ranieri
                                               Leo M. Walsh, Jr.
                                               Patricia A. Sloan

                                             Class I:
                                               Andrew M. Carter
                                               Robert F. Birch


(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.)

2.       Ratification or rejection of the
         selection of independent accountants
         (a vote "FOR" is a vote for ratification)   FOR   AGAINST     ABSTAIN



PLEASE SIGN AND DATE THIS PROXY ON THE  REVERSE  SIDE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.